                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 ----------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                 -----------------------------------------------


       Date of Report (Date of earliest event reported): December 12, 1997




                                Today's Man, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Pennsylvania                         0-20234              23-1743137
----------------------------            ------------         -------------------
(State or other jurisdiction            (Commission          (IRS Employer
   of incorporation)                    File Number)         Identification No.)




                                835 Lancer Drive
                          Moorestown, New Jersey 08057
                         -------------------------------
                         (Address of principal executive
                          offices, including zip code)





                                  609-235-5656
               --------------------------------------------------
               Registrant's telephone number, including area code


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         Item 3:  Bankruptcy or Receivership.

         On December 12, 1997, the United States Bankruptcy Court for the District of Delaware (the "Court") confirmed the Second Amended Joint Plan of Reorganization, as modified December 12, 1997 (the "Plan"), of Today's Man, Inc. (the "Company") and affiliated debtors and debtors-in-possession. The effective date of the Plan is expected to be on or after December 30, 1997. The following summary of the Plan omits certain information set forth in the Plan. Any statements contained herein concerning the Plan are not necessarily complete, and in each such instance, reference is made to the Plan, a copy of which is filed herewith as Exhibit 2.1. Each such statement is qualified in its entirety by such reference. All capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Plan.

         The Plan generally provides for the following: all holders of Allowed Administrative Expenses, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed Reclamation Claims, Allowed Secured Claims (other than the Bank Group) and Allowed Convenience Class Claims will be paid in full in cash as soon as practicable after the Effective Date. Based on the option elected by the holders of the Bank Group Claim, they will receive cash in the aggregate amount of approximately $21.9 million and 1.9 million shares of New Common Stock. In addition, Allowed General Unsecured Claims will receive the full amount of their Allowed Claim by a combination of cash and shares of New Common Stock, plus their allocable share of the Interest Pool, which in the aggregate will provide a recovery estimated to be equal to approximately 106% of their Allowed Claims. The holder of the Allowed Barclay Subordinated Claim will receive the full amount of the Barclay Subordinated Claim in a combination of cash and shares of New Common Stock, plus its fixed allocable share of the Interest Pool. The holder of the Allowed Feld Subordinated Claim will receive the full amount of its claim, plus a fixed allocable share of the Interest Pool in the form of the standard distribution provided to the General Unsecured Creditors; however, the cash portion of such distribution will be in the form of a credit (the "Allowed Feld Claim Credit"), which credit will be used by the holder of the Allowed Feld Claim toward the purchase of shares of New Common Stock as part of the Equity Investment.

         Under the Plan, shareholders of record as of the close of business on October 14, 1997 (the "Record Date") will receive for each share of Old Common
Stock: (i) one share of New Common Stock and (ii) 0.5 of a Warrant. Each whole Warrant will entitle the holder to purchase one share of New Common Stock at an exercise price of $2.70 per share at any time within two years after the Issuance Date.

         In connection with the Plan, the Company raised an aggregate of $13.1 million from: (i) a Rights Offering to existing shareholders and (ii) an Equity Investment from a group led by Mr. David Feld (collectively, the "Equity Offering"). In addition, the Company will sell $3.1 million of New Common Stock to Mr. David Feld pursuant to the Equity Investment by acceptance of the Allowed Feld Claim Credit.



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         Pursuant to a commitment from Foothill Capital Corporation
("Foothill"), Foothill, as agent for itself and other lenders, will enter into an Exit Financing Facility with the Company on or about the Effective Date of the Plan. The Exit Financing Facility includes a $30,000,000 revolving credit facility. This revolving credit facility provides for a $20,000,000 sublimit for letters of credit issuances, bears interest at the lender's prime plus 0.5%, expires in five years, and is secured by the assets of the Company. Additionally, Foothill and the other lenders will provide the Company with a $12,500,000 term loan with a face amount of $13,250,000. The term loan bears interest at 11% and requires monthly principal reductions for 36 months. Both the term loan and the revolving facility are cross-collateralized and cross-guaranteed. The loan agreement will contain the usual and customary financial covenants.

         The total disbursements to satisfy all Claims under the Plan is approximately $72.0 million. The Company will fund these disbursements through a combination of cash on hand, a draw on the Foothill revolving credit facility, if necessary, aggregating approximately $27.5 million, $16.3 million from the Equity Offering, the $12.5 million term loan from Foothill and the issuance of New Common Stock to the Creditors.

         Pursuant to the Plan, the Company's Management Stock Option Plan will become effective on the Effective Date. Under the Management Stock Option Plan, the Company will be authorized to issue options to purchase 2,450,000 shares of New Common Stock.

         Set forth below is information with respect to the number of shares of Common Stock currently outstanding and the number of shares to be issued or issuable under the Plan:

    Shares currently outstanding                                  10,861,005*
    Shares to be issued pursuant to Rights                         8,145,754**
      Offering and Equity Investment
    Shares Issuable to Creditors Under the Plan                    8,318,241***
             Subtotal                                             27,325,000
                                                                  ----------

    Shares Issuable upon exercise of Warrants                      5,430,503**
    Shares authorized under Management Stock                       2,450,000
      Option Plan                                                 ----------
             Total                                                35,205,503
                                                                  ==========

* Pursuant to the Plan, the Company will issue one share of New Common Stock for each share of Old Common Stock outstanding on the Record Date.

** May be increased as a result of rounding of fractional shares.

***Estimated. Actual amount issued will depend on final resolution of disputed claims.



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         For financial information regarding the assets and liabilities of the
Company, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended November 1, 1997 (the "Third Quarter Form 10-Q"). The Third Quarter Form 10-Q reflects that the total assets of the Company were $99,818,200, and total liabilities were $90,003,600 as of November 11, 1997.





         7.       Financial Statements and Exhibits

         (a)      Financial Statements of Business acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable

         (c)      Exhibits.

                  2.1 Debtor's Second Amended Joint Plan of Reorganization, as modified on December 12, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TODAY'S MAN, INC.



                           By:    /s/ Frank E. Johnson
                           -----------------------------------------------------
                           Frank  E.  Johnson,   Executive  Vice  President  and
                           Chief Financial Officer



Dated: December  23, 1997